                                                                    EXHIBIT 4.16



                        AMERICAN COIN MERCHANDISING, INC.

                  __% JUNIOR SUBORDINATED DEFERRABLE INTEREST
                          DEBENTURES DUE _______, 2028

                     OFFICERS' CERTIFICATE AND COMPANY ORDER

         Pursuant to the Indenture dated as of August ___, 1998 (the "Indenture"), between American Coin Merchandising, Inc., a Delaware corporation (the "Company") and Wilmington Trust Company, as Trustee (the "Debenture Trustee") and action of the Company's Board of Directors on ______, 1998; this Officers' Certificate is being delivered to the Debenture Trustee to establish the terms of one series of securities (the "Securities") in accordance with
Section 3.1 of the Indenture, to establish the form of the Securities of such series in accordance with Section 2.1 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section
3.3 of the Indenture and to comply with the provisions of Section 1.2 of the Indenture. This Officers' Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

         All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities and (ii) the form of Securities of such series have been complied with.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         I. Establishment of Series of Securities Pursuant to Section 3.1 of the Indenture.

         There are hereby established pursuant to Section 3.1 of the Indenture a series of Securities which shall have the following terms:

                  A. The Securities of such series shall bear the title ______% Junior Subordinated Deferrable Interest Debentures Due ______, 2028.


                  B. The aggregate principal amount of such series of Securities to be issued pursuant to this Officers' Certificate and Company Order shall be limited to the sum of (i) $____________ (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 3.6, 9.6 or
11.6 of the Indenture and except for any Securities which, pursuant to Section
3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder).


                  C. The date on which the principal of the Securities is due and payable shall be ______, 2028.

                  D. The Securities shall bear interest at the rate of % per annum (based upon a 360-day year of twelve 30-day months), compounded quarterly, from and including the date of original issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly in arrears on the 15th day of each January, April, July and October of each year (each, an "Interest Payment Date"), commencing October 15, 1998, until the principal thereof is paid or made available for payment. The Business Day next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date. Accrued interest that is not paid on such applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate per annum of % thereof compounded quarterly.


                  In addition, so long as no Event of Default with respect to the Securities has occurred or is continuing, the Company has the right under the Indenture at any time during the term of such Securities to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly, to the extent permitted by applicable law).

                  E. Principal of (and premium, if any) and interest on the Securities will be payable, and, except as provided in Section 3.5 of the Indenture with respect to a Global Security (as defined below), the transfer of the Securities will be registrable and Securities (except as provided in paragraph (O) hereof) will be exchangeable for Securities bearing identical terms and provisions at the corporate trust office of Wilmington Trust Company in the City of Wilmington, Delaware.

                  F. The Securities will be redeemable in whole at any time and in part from time to time, at the option of the Company at any time on or after ______, 2003, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

                  In addition, upon the occurrence of a Tax Event or an Investment Company Event (as each such term is defined below) the Company may, at its option, prepay the Securities in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

                  "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of the Trust, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                  "Investment Company Event" means, in respect of the Trust, the receipt by the Company and the Trust of an Opinion of Counsel, rendered by a law firm experienced in such matters, to the extent that, as a result of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which change becomes effective on or after the date of original issuance of the Preferred Securities of the Trust.

                  G. The Company shall not be obligated to redeem or purchase any Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder.

                  H. The Securities will be issued only in fully registered form and the authorized minimum denomination of the Securities shall be $10.00 and any integral multiple of $10.00 in excess thereof.

                  I. The Securities shall be denominated, and payments of principal of (and premium, if any) and interest on the Securities of such series will be made, in United States dollars.

                  J. The Securities shall be subject to the Events of Default specified in Section 5.1, paragraphs (a) through (e), of the Indenture.

                  K. The Securities will be issued in fully registered form, without coupons. The Securities will not be issued in bearer form.

                  L. The amount of payments of principal of and any premium or interest on the Securities will not be determined with reference to an index.

                  M. The Securities will initially be in certificated form registered in the name of Wilmington Trust Company as Property Trustee for the Trust (the "Certificated Securities"). The Securities may, in the sole discretion of the Company, be deposited with, and on behalf of, The Depository Trust Company, New York, New York, as Depositary, and will be represented by a global security (a "Global Security") registered in the name of a nominee of the Depositary. If and so long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Securities of such series represented by such Global Security for all purposes under the Indenture and the Securities. The Certificated Securities shall bear no legends.

                  N. The Trustee shall be Paying Agent.

                  O. The Securities will not be convertible into any other securities or property of the Company. The Securities may not be exchanged for securities of any other series.

                  P. The Trust Agreement, the Amended and Restated Trust Agreement and the Guarantee Agreement are in the forms attached hereto as Exhibits A, B and C respectively.

                  Q. The Securities are subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt and Subordinated Debt, as provided in the Indenture.

         II. Establishment of Forms of Securities Pursuant to Section 2.1 of Indenture.

         It is hereby established pursuant to Section 2.1 of the Indenture that the Securities shall be substantially in the form attached as Exhibit D hereto.

         III. Order for the Authentication and Delivery of Securities Pursuant to Section 3.3 of the Indenture.


         It is hereby ordered pursuant to Section 3.3 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, Securities in the aggregate principal amount of $____________ registered in the name of Wilmington Trust Company, as Property Trustee, which Securities have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Securities to Wilmington Trust Company or its custodian on or before 9:30 a.m., Colorado time, on __________, 1998.


         IV.      Other Matters.

         Attached as Exhibits ______ hereto are true and correct copies of [insert any consents or Board action] adopting the issuance of the Securities. Such consents and action have not been further amended, modified or rescinded and remain in full force and effect; and such consents and action (together with this Officers' Certificate) are the only resolutions or other action adopted by the Company's Board of Directors or any committee thereof or by any authorized officers relating to the offering and sale of the Securities.

         The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of
(i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this ______ day of ______ 1998.

                               AMERICAN COIN MERCHANDISING, INC.



                               By:
                                  --------------------------------------------
                                  Name:  Jerome M. Lapin
                                  Title: President and Chief Executive Officer




                               By:
                                  --------------------------------------------
                                  Name:  Randall J. Fagundo
                                  Title: Vice President and Secretary